UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2010
Date of Report (Date of earliest event reported):

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Information.

On January 21, 2010, the U.S. District Court for the Southern District of California entered an order (the “Order”) preliminarily approving a proposed settlement of the previously disclosed shareholder derivative claims described in the Kratos Defense & Security Solutions, Inc. (the “Company”) Form 10-Q filed on November 3, 2009, Case No. 04-CV-1663 JAH (NLS).  The proposed settlement is subject to final approval of the Court.  As required by the Order, the Notice of Pendency and Settlement of Derivative Actions (the “Notice”) is attached to this Current Report on Form 8-K as Exhibit 99.1.  Also pursuant to the Order, the Company has issued a press release including the Notice, which is furnished herewith as Exhibit 99.2.  The Notice is available on the Company’s website at www.kratosdefense.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice of Pendency and Settlement of Derivative Actions
99.2	Press Release dated February 5, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2010

Kratos Defense & Security Solutions, Inc.

By:___/s/ Laura Siegal ____________________
Laura Siegal
Vice President, Corporate Controller and Principal Accounting Officer

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EXHIBIT INDEX

99.1	Notice of Pendency and Settlement of Derivative Actions
99.2	Press Release dated February 5, 2010

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Exhibit 99.1
UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE WIRELESS FACILITIES, INC., DERIVATIVE LITIGATION ________________________________________ This Document Relates to: ALL ACTIONS.	Case No. 04-CV-1663 JAH (NLS) NOTICE OF PENDENCY AND SETTLEMENT OF DERIVATIVE ACTIONS

TO:           ALL HOLDERS OF KRATOS DEFENSE & SECURITY SOLUTIONS, INC. (FORMERLY KNOWN AS WIRELESS FACILITIES, INC.) (“KRATOS” OR THE “COMPANY”) CAPITAL STOCK AS OF JANUARY 5, 2010 (“CURRENT KRATOS STOCKHOLDERS”).  PLEASE READ THIS NOTICE CAREFULLY.  IT MAY AFFECT YOUR RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS AND RELATED CLAIMS.  CURRENT KRATOS STOCKHOLDERS ARE ENTITLED TO OBJECT, IF THEY DESIRE, TO THE SETTLEMENT AS DESCRIBED HEREIN.

IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE SETTLED CLAIMS.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the United States District Court for the Southern District of California (the “Court”), that a proposed settlement (the “Settlement”) has been reached among Plaintiffs,1 on behalf of nominal defendant Kratos, Individual Defendants, and Kratos in connection with In re Wireless Facilities, Inc. Derivative Litigation, Master File No. 04-CV-1663 JAH (NLS) (he “Federal Action”), currently pending in this Court, and In re Wireless Facilities, Inc. Derivative Litigation, GIC 834253 (the “State Action”), currently pending in the Superior Court of the State of California, County of San Diego (collectively, the “Derivative Actions”).2
The Derivative Actions have been brought derivatively on behalf of Kratos to remedy the harm allegedly caused to the Company by the defendants’ alleged violations of Federal and State law and breaches of fiduciary duties.  The proposed Settlement, if approved by the Court, would fully, finally, and forever resolve the Derivative Actions on the terms and conditions summarized in this Notice.
A hearing (the “Settlement Hearing”) shall be held before this Court on March 29, 2010 at 2:30 p.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable John A. Houston of the United States District Court for the Southern District of California, 940 Front Street, San Diego, CA 92101 to determine:  (i) whether the proposed Settlement of the litigation as set forth in the Stipulation, should be approved in all respects as fair, just, reasonable, and adequate to, and in the best interests of, Kratos, Kratos Stockholders, and Plaintiffs; (ii) whether the Final Judgment and Order of Dismissal approving the Settlement should be entered; and (iii) whether the agreed-to Fees and Expenses Payment should be awarded to Plaintiffs’ Counsel.
This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the truth of the allegations of the claims in the Derivative Actions or the merits of the claims or defenses asserted.  This Notice is merely to advise you of the pendency and proposed Settlement and of your rights thereunder.

I.	SUMMARY OF THE DERIVATIVE ACTIONS
In August 2004, Kratos announced, following an extensive analysis of its contingent tax liabilities, its intention to restate its financial statements for fiscal years ended 2000 through 2003 to accrue for certain foreign tax contingencies.  The day after the Company’s August 2004 announcement, and roughly a month before it released the full details of the restatement, the first of fourteen lawsuits — ten federal securities class actions, two federal derivative actions, and two state derivative actions — was filed.  The ten securities class actions were subsequently consolidated into a single action before this Court — In re Wireless Facilities, Inc. Securities Litigation, Master File No. 04-CV-1589 JAH (NLS) (S.D. Cal) (the “2004 Federal Class Action”).  Similarly, in 2005 the two federal derivative lawsuits, brought separately by Michael Roth and Rosario Pedicini (“Federal Plaintiffs”), were consolidated into the Federal Action.  The two state derivative lawsuits, brought separately by Mary Beth Joseph and Robert Casden (“State Plaintiffs”), were consolidated into the State Action (State Plaintiffs and Federal Plaintiffs are collectively referred to herein as “Plaintiffs”).3
In March 2005, Federal Plaintiffs filed their Consolidated Verified Shareholder Derivative Complaint for violations of California Corporations Code, Breach of Fiduciary Duty, Abuse of Control, Gross Mismanagement, Waste of Corporate Assets, Unjust Enrichment and Violation of the Sarbanes-Oxley Act of 2002 (“Consolidated Complaint”) against sixteen current or former officers, directors, and employees of Kratos.  Federal Plaintiffs alleged that these individuals failed to properly account for foreign tax contingencies, failed to exercise appropriate oversight, engaged in unlawful insider trading, and breached their fiduciary duties to the Company.  Six of the individual defendants named in the Consolidated Complaint asserted they do not live in California and moved to dismiss the Consolidated Complaint on the ground that the Court lacked personal jurisdiction over them.  The Court did not require any response from the remaining individual defendants who were not contesting the Court’s jurisdiction until after the Court had decided the jurisdictional issue.  In March 2007, following jurisdictional discovery, the Court granted the motion to dismiss for lack of personal jurisdiction as to five of the six contesting defendants and dismissed them from the case.
In March 2007, Kratos announced that it was conducting an internal investigation into its historical stock option grant practices going back to 1998.  Kratos also announced that it had identified some option “grants issued between 1998 and 2003 that require[d] further review because their historical measurement dates appear[ed] incorrect and [were] expected to result in adjustments affecting previously issued financial statements.” The announcement stated that it was likely that Kratos would restate its financial statements for fiscal years 2000 to 2005.
Two weeks after the Company’s public announcement that it was conducting the internal stock option review, Federal Plaintiffs filed their Verified Consolidated Amended Shareholder Derivative Complaint for violations of California Corporations Code, Breach of Fiduciary Duty, Abuse of Control, Gross Mismanagement, Waste of Corporate Assets, Unjust Enrichment, Violation of the Sarbanes-Oxley Act of 2002, Accounting, Rescission and Constructive Trust (“Amended Complaint”) against all of the individuals originally named in the prior Consolidated Complaint, including those previously dismissed for lack of jurisdiction.  Federal Plaintiffs also added nine new defendants, including an additional defendant who asserted that he did not live in California.
The Amended Complaint contains the same financial reporting and accounting allegations arising from the 2004 restatement as the prior Consolidated Complaint.  As for the amended allegations, Federal Plaintiffs added allegations that certain defendants “backdated” or “springloaded” employee stock option grants so that the options were granted at less than fair market value.4
In July 2007, the five defendants previously dismissed for lack of personal jurisdiction, joined now by an additional defendant who asserted lack of personal jurisdiction, moved to dismiss the Amended Complaint on the ground that the Court still lacked jurisdiction over them despite the new stock option allegations.  Again, the remaining defendants were not required to respond to the Amended Complaint until the Court determined the jurisdictional issues.
In February 2008, the Court granted the jurisdictional motion to dismiss as to the previously-dismissed defendants and again dismissed them from the Federal Action, but denied the motion as to newly-added defendant (“February 2008 Order”).  Federal Plaintiffs subsequently moved the Court for certification and entry of final judgment of the Court’s February 2008 Order so that Federal Plaintiffs might appeal the February 2008 Order to the Ninth Circuit Court of Appeals.  In July 2008, the Court granted Federal Plaintiffs’ motion for certification.  Federal Plaintiffs filed a notice of appeal of the February 2008 Order in August 2008.  Due to the concurrent settlement efforts described below, Federal Plaintiffs have not filed their opening appellate briefs and none of the defendants named in the Federal Action have responded to the Consolidated Complaint or Amended Complaint.

II.	THE SETTLEMENT EFFORTS
In August 2008, in an effort to resolve the Derivative Actions, Kratos, Plaintiffs (on behalf of themselves and Kratos), and each of the Individual Defendants (the “Settling Parties”), along with Kratos’ directors and officers liability insurance carriers, mediated the matters before Judge Daniel Weinstein (Ret.) of JAMS, a highly skilled and experienced mediator.  While a settlement agreement was not reached during the mediation, the Settling Parties and the insurers, along with the assistance of the mediator, continued to pursue extensive good-faith settlement negotiations.  In addition, certain of the Settling Parties participated in further in-person meetings with the mediator in February 2009.  While a settlement agreement was not reached following the February 2009 meetings, the Settling Parties, along with the assistance of the mediator, continued to pursue additional extensive good-faith settlement negotiations.  In October 2009, the Settling Parties agreed in principle to settle the Derivative Actions on terms set forth in the Stipulation, as summarized below, and subject to Court approval.

III.	PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT
Plaintiffs believe that the claims asserted in the Derivative Actions have merit.  However, Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions on behalf of Kratos through at least one appeal and potentially through trial.  Plaintiffs’ Counsel have conducted an investigation of the claims asserted in the Derivative Actions, including research of publicly available information and review of certain documents requested by and provided to Plaintiffs’ Counsel by Kratos and certain defendants.  Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation.  Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the causes of action asserted in the Derivative Actions.  Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon, and is in the best interest of, Kratos, its stockholders, and Plaintiffs.

IV.	SETTLING DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY
Kratos and each of Individual Defendants (collectively, “Settling Defendants”) have denied and continue to deny each and all of the claims and contentions alleged in the Derivative Actions.  The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them or any of them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions.  The Settling Defendants also have denied and continue to deny, inter alia: (i) that they violated the federal securities laws, violated state law, or breached their fiduciary duties; (ii) the allegations that Kratos has suffered damage; (iii) that the price of Kratos securities was artificially inflated by reason of alleged misrepresentations, non-disclosures, or otherwise; (iv) that Kratos was harmed by any of the conduct alleged in the Derivative Actions; and (v) that a majority of the Board of Kratos was not independent and disinterested during the relevant periods.
Nonetheless, the Settling Defendants have concluded that further conduct of the Derivative Actions would be protracted, expensive, and distracting to themselves, Kratos, and its management, and that it is desirable and beneficial to them that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, in order to limit further expense, inconvenience, and distraction, and to dispose of the burden of protracted litigation.  The Settling Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like these Derivative Actions.  Kratos has determined that it is in its best interest to enter into the Stipulation because Kratos will receive substantial benefits from the agreed-upon Settlement.

V.	THE PROPOSED SETTLEMENT
Plaintiffs (on behalf of themselves and derivatively on behalf of Kratos), nominal defendant Kratos, and the Individual Defendants, by and through their respective counsel or attorneys of record, have stipulated and agreed that, subject to the approval of the Court, the Derivative Actions and the Released Claims, as defined below, shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice as to the Settling Parties, upon and subject to the terms and conditions of the Stipulation, as summarized below.

A.	Return of Stock Options
In connection with the Settlement of the Derivative Actions, the individuals indentified immediately below agree to provide the following consideration to Kratos within thirty days from the date the Judgment become Final.
1. Masood Tayebi and Massih Tayebi agree to forfeit, collectively, a total of 50,000 shares of Kratos stock to Kratos.
2. Scott I. Anderson agrees to forfeit a total of 2,000 shares of Kratos stock to Kratos.
3. Scot Jarvis agrees to forfeit a total of 2,000 shares of Kratos stock to Kratos.
4. Farhad Farjood agrees to forfeit to Kratos any and all claims relating to 10,000 options to purchase shares of Kratos stock.
5. To the extent that Brad Weller still owns or controls any options to purchase shares of Kratos stock, he agrees to forfeit to Kratos any and all claims relating to 10,000 options to purchase shares of Kratos stock, or all options to purchase shares of Kratos stock if Mr. Weller holds less than 10,000 options.
6. To the extent that Thomas Munro still owns or controls any options to purchase shares of Kratos stock, he agrees to forfeit to Kratos any and all claims relating to 10,000 options to purchase shares of Kratos stock, or all options to purchase shares of Kratos stock if Mr. Munro holds less than 10,000 options.
7. To the extent that Terry Ashwill still owns or controls any options to purchase shares of Kratos stock, he agrees to forfeit to Kratos any and all claims relating to 10,000 options to purchase shares of Kratos stock, or all options to purchase shares of Kratos stock if Mr. Ashwill holds less than 10,000 options.

B.	Corporate Governance Measures
In full and final settlement of the Derivative Actions, the Board of Directors (the “Board”) of Kratos has agreed to adopt, or to maintain where already implemented, the corporate governance measures outlined below within thirty days from the date the Judgment becomes Final and will keep such measures in force and effect for a period of no less than four years from the date the Judgment becomes Final, except as stated otherwise in section 10(b) below.  Kratos acknowledges that Plaintiffs’ actions were a direct and material factor in the corporate governance policies that have been enacted since the filing of the Derivative Actions and were a material factor in the enactment of the measures that will be adopted within thirty days from the date the Judgment becomes Final.
1. The Board of Directors
(a) The Board shall adopt a resolution that requires all directors, including the current Board, to attend annually at least one corporate governance class that is designed to keep corporate directors abreast of trends in governance and aware of their fiduciary, legal, and ethical responsibilities.
(b) The Board shall adopt the appropriate resolutions to implement the following corporate governance reforms:
(i) the Company’s Board shall be increased by two Independent Directors within eighteen months from the date the Judgment becomes Final;
(ii) each director of the Company shall be elected to the Board by majority vote;
(iii) no individual member of the Board shall be the Chairman of more than one Board committee;
(iv) each director of the Company shall be required to certify in writing annually that he or she has received, read, and understands the guidelines for directors set forth in the Company’s Code of Legal and Ethical Conduct;
(v) the performance of the Chairman of the Board shall be evaluated by the Board annually.  Should the remaining directors determine that the Board Chairman is not sufficiently active or successful in providing meaningful leadership for the Board, he or she shall be replaced as the Chairman;
(vi) the Company’s independent registered public auditing firm may not perform any consulting work for the Company, other than tax consulting work;
(vii) the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) shall be responsible for ensuring that the Company’s revenue recognition policy, which conforms to the requirements of GAAP as currently in effect or as amended, is implemented and utilized throughout the Company.  The CEO and CFO shall report to the Board on an annual basis regarding the implementation and operation of this policy.  The CEO and CFO shall distribute the Company’s revenue recognition policy to each such Company employee who records or reviews the recording of revenue and ensure that each such Company employee completes an employee training program concerning the Company’s policy on revenue recognition.  Any questions regarding that policy or training program, or the application of the policy, shall be directed to the Company’s CFO, who shall inform the CEO; and
(viii) at each regularly scheduled Board meeting, the Company’s CFO (or his or her designee) shall provide a report as to the Company’s financial condition and prospects, including, but not limited to, a discussion of any material decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past.
2. Responsibilities of the Independent Directors
(a) The Board shall adopt a resolution requiring that a majority of the members of the Board shall be Independent Directors, as defined fully in the Stipulation.
(b) The Independent Directors shall meet separately from the rest of the Board on a quarterly basis.
3. Board Committees
(a) The Board will re-institute its Nominating and Corporate Governance Committees consisting of no less than two Independent Directors to oversee the nomination of the additional director(s), and to implement and oversee appropriate corporate governance reforms.
(b) The Board’s committees shall have standing authorization, in their own discretion, to retain legal or other advisors of their choice, who shall report directly to the Board or committee.
(c) The Bylaws of the Company shall be revised to include specific limits on outside board memberships.  The CEO of the Company shall not participate on the board of directors of any more than one additional for-profit corporation (either publicly traded or privately held) for a period of two years,5 and a majority of Independent Directors shall not serve on more than three boards of directors of publicly held companies, including the Company.  Any CEO or other full-time senior corporate officer of another company serving on the Company’s Board shall be limited to not more than two public company boards of directors in total, including the boards of directors of such person’s own employer and the Company.
4. Compensation Committee
(a) The Company shall have a Compensation Committee Charter that expressly vests in the Compensation Committee the responsibility and obligation to:
(i) approve the Company’s stock option grants, including the approval of employees and parties who are to receive stock option grants and the details of those option grants; and
(ii) prevent the granting, issuance, or approval of any stock options that have been or can be market-timed, backdated, or otherwise manipulated.
(b) The Compensation Discussion and Analysis written for the Company’s annual Proxy Statement shall address efforts undertaken by the Compensation Committee to design and implement systems and controls to prevent the granting, issuance, and/or approval of market-timed, backdated, or manipulated stock option grants.
(c) The Compensation Committee shall not delegate its authority to grant stock options to a Stock Option Administrator unless the delegated Stock Option Administrator is a member of the Compensation Committee of the Board.  If a Stock Option Administrator is delegated the authority to grant stock options, any stock option grant by the Stock Option Administrator must be approved by the entire Compensation Committee.
(d) The Compensation Committee shall select and retain an independent compensation consultant to provide advice and guidance to the Committee as needed.  In addition, the consultant shall, at such times as requested by the Committee, conduct a comparative market study of the Company’s executive compensation policies, practices, and procedures.  This study shall be delivered to the Compensation Committee for its use in evaluating and revising, if necessary, the compensation structure for the Company’s executives.
5. Enhanced Internal Audit Function
(a) The Company shall implement and maintain an enhanced internal audit function.  The Company’s outside auditor shall not provide this service.  The Internal Auditor, who shall be approved by the Board and report directly to the Audit Committee at least annually, shall review the Company’s internal control environment.  The Internal Auditor shall be responsible for devising an Internal Audit Plan for each fiscal year that will be presented to the Audit Committee.
(b) A written report shall be prepared for each internal audit performed describing the internal audit’s findings, opinions, and recommendations, if any.  These written reports shall be directed to the CEO, CFO, and the Audit Committee for review and, if necessary, remedial action.
6. Audit Committee
(a) The Audit Committee shall use its best efforts to have at least two members with an accounting or financial management background.  If an Audit Committee member possessing such accounting or financial background resigns, is terminated, or otherwise is removed from his or her directorship on the Audit Committee, the Board shall use its best efforts to replace such director within ninety days of his or her departure with another director that has an accounting or financial management background.  These best efforts shall include the commencement of a search to locate an additional Board member with an accounting or financial management background.
(b) The Audit Committee shall have a charter which includes the following provisions:
(i) meetings to be held, among other times, prior to the commencement and prior to the completion of the annual audit;
(ii) each meeting shall include a meeting with appropriate Company management, followed by an executive session with no management present; and
(iii) each meeting shall have a written agenda.
(c) The Audit Committee’s responsibilities shall include:
(i) meeting with the Company’s independent registered public accounting firm concerning:
(1) the reliability of the Company’s forward-looking statements contained in interviews with media agencies, investor conference calls, committee reports, quarterly and annual reports, proxy statements, and press releases disseminated by the Company; and
(2) the reliability of the Company’s statements relating to internal financial control mechanisms contained in interviews with media agencies, investor conference calls, committee reports, quarterly and annual reports, proxy statements, and press releases disseminated by the Company.
(ii) meeting with management to ascertain the Company’s primary business exposure risks; and
(iii) meeting with the Company’s Internal Auditors at year-end regarding:
(1) the nature of the internal audit plan, including the effectiveness and continued use of the policies and procedures of the internal audit plan;
(2) the appropriate staffing levels for the internal audit function;
(3) whether the Company’s financial reporting policies and practices are sufficiently transparent; and
(4) whether the Company’s financial reporting policies and practices are unusually aggressive.
7. Stock Option Granting Policies and Procedures
(a) The following stock-option related controls, that already have been implemented by the Company, will be maintained for a period of no less than four years from the date of entry of the Judgment:
(i) segregating certain responsibilities related to option granting and the execution of stock option exercise transactions, including, but not limited to, the Director of Financial Reporting being required to approve exercises and the Assistant Controller/Director of Financial Reporting being required to separately review all entries to the Company’s Equity Edge database by the Stock Option Administrator;
(ii) documenting and assessing the design and operating effectiveness of key internal controls over the stock administration function;
(iii) establishing processes and procedures to increase communications between the stock administration, human resources, and accounting functions, including, but not limited to, requiring communications between human resources and accounting/finance related to any separation agreement that might result in a modification of terms;
(iv) adding independent reviews and reconciliations of stock option activity separate from the stock administration function;
(v) establishing a consistent, formalized procedure for stock option award procedures including limiting the authority to approve stock option grants;
(vi) upgrading the equity tracking software program and system controls that support the processes and continuing to maintain the most current version of the option tracking software;
(vii) requiring and arranging for training for those employees who utilize the Company’s equity tracking software program, as well as all those involved in the stock option granting process, to enhance awareness and understanding of legal, tax, and accounting implications;
(viii) requiring that only an employee independent of the stock administration function be allowed to communicate stock option exercise instructions to the Company’s transfer agent;
(ix) requiring quarterly reconciliation of exercises according to transfer agent records versus exercises according to the Equity Edge database to identify any discrepancies;
(x) requiring approval by the Company’s Compensation Committee during meetings rather than by use of Unanimous Written Consents;
(xi) requiring the development of an annual option granting plan and option granting matrix;
(xii) dissolving the Company’s non-officer stock option committee; and
(xiii) the grant date of all stock options shall be the fifteenth trading day of the month after which they are approved.
(b) All stock option plans adopted by the Company shall clearly define the exercise price, grant date, and the fair market value of stock.  The exercise price or value of any equity award shall be determined by fair market value of the Company’s stock on the date of the grant.  The fair market value of the Company’s stock shall be the closing price (or closing bid, if no sales were reported) for a share of the Company’s stock on such days as quoted by the exchange or over-the-counter market on which the stock is listed.
(c) Any and all stock option plans that permit market timing or backdating of stock options are void and shall be without force or effect.
(d) Any substitute stock option plan(s) adopted by the Company in the future must expressly prohibit market timing and backdating of stock options.
(e) Any stock option plans shall give the Compensation Committee the sole and exclusive power and duty to administer the Company’s stock option plans.
(f) Any and all disclosure requirements concerning executive compensation and stock option grants, including the Sarbanes-Oxley Act of 2002 disclosure requirements, shall be followed by the Company.
(g) All requirements of the Internal Revenue Code as they relate to the granting, issuance, timing, pricing, and treatment of stock options shall be observed and followed by the Company.
(h) The substance of the following clauses shall be included in any current and/or subsequent equity incentive plan, whether subject to stockholder approval or not:
(i) The exercise price for each stock option grant shall be at least 100% of the fair market value on the date of the grant;
(ii) the Company shall give notice of the determination to each employee or consultant to whom a stock option is so granted as soon as reasonably practicable, but in no event shall such notice be given more than thirty days after the date of such grant; and
(iii) authority to grant stock option awards shall be limited to the full Board or the Compensation Committee, consisting of three or more independent directors, and shall not be delegated to any other person or body.
8. Insider Trading Policy
The Company shall adopt an Insider Trading Policy that provides as follows:
(a) The Insider Trading Policy shall specifically prohibit all Company directors, officers and employees from trading in Company securities while in possession of material, non-public information regarding the Company, including, but not limited to: (i) material, non-public information regarding actual or estimated results of operations and earnings; (ii) material, non-public proposals or agreements relating to mergers, acquisitions or divestitures; and (iii) material, non-public information regarding significant contracts, patents, or new product development.
(b) The Insider Trading Policy shall encourage all directors and Section 16 officers who wish to trade in Company securities to adopt a valid trading plan pursuant to SEC Rule 10b5-1, 17 C.F.R. § 240.10b5-1.
(c) The Insider Trading Policy shall require all other Company employees who wish to trade in Company securities to do so only within prescribed trading windows, to be established by the Board.  All Company employees who have not adopted a valid Rule 10b5-1 trading plan shall be prohibited from trading in Company securities except during open trading windows.
9. Related-Party Transactions
(a) The Company shall maintain its policy entitled “Conflict of Interest and Related Party Transactions,” which became effective on October 9, 2007.
(b) Any material changes to the Conflict of Interest and Related Party Transactions Policy may be made only with the approval of the Board.
10. Additional Controls
(a) The following additional controls that already have been implemented by the Company will be maintained for a period of no less than four years from the date of the entry of Judgment:
(i) The Company shall continue to maintain its internal Contracts Administration Department, which has been established to ensure that complete contract files are maintained to support the project estimate-at-completion computation.  This is accomplished using a database in which all relevant contract administration documents are maintained.  As a part of the revised revenue recognition procedures, the database is accessed to update information needed in the period-end estimate-at-completion.
(ii) In conjunction with the Company’s month-end and year-end closing procedures, the Company has implemented additional monitoring and review controls over its estimate-at-completion calculations, as well as its invoicing/customer billings procedures and its valuation of accounts receivable balances.
(iii) Shareholder Nominated Director Process.  The Independent Directors shall consider and evaluate recommendations for director nominees proposed by a qualified stockholder.  The stockholder must submit its director nominee recommendation to the Corporate Secretary in writing and provide the following information:
(1) a statement by the stockholder that:  (i) the stockholder is the holder of at least 1% of the Company’s capital stock; (ii) the stock has been held for at least one year prior to the date of the submission; and (iii) the stockholder will continue to hold the shares through the date of the annual stockholder meeting;
(2) the candidate’s name, age, contact information, and current principal occupation or employment;
(3) a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including the candidate’s principal occupation or employment, and the name and principal business of any corporation or other organization in which the candidate was employed;
(4) the candidate’s resume; and
(5) three references.
(iv) to be evaluated in connection with the Company’s established procedures for evaluating potential director nominees, the qualifying stockholder must provide the stockholder’s director nominee recommendation to the Company at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual stockholder meeting.
(b) The Chairman of the Board must not simultaneously hold the position of CEO.  Given the importance of finding an appropriate Chairman of the Board, the Company will have four years from the date the Judgment becomes Final to begin complying with this provision.  This provision shall remain in effect for a period of no less than four years from the date on which the provision is first implemented.

C.	Restriction of Voting Rights
In connection with the Settlement of the Derivative Actions, Masood Tayebi and Massih Tayebi hereby agree that for a period of no less than three years from the date the Judgment becomes Final, they will not exercise any of the voting rights associated with any of the shares of Kratos stock that they personally own or that they control through any trust or other entity.  Masood Tayebi and Massih Tayebi shall provide the Company with a signed certification each year stating that they did not exercise any of the voting rights associated with any of the shares they own or control and did not make any material recommendations to anyone exercising voting rights in Kratos stock with respect to the exercise of those rights.

VI.	DISMISSAL AND RELEASES
The full terms of the dismissal and release of claims are set forth in the Stipulation.  The following is only a summary.
Upon the Effective Date, the Individual Defendants, Kratos, and Plaintiffs, on behalf of themselves and, to the fullest extent permitted by law, on behalf of all Kratos Stockholders shall be deemed to have released the Released Claims against the other Individual Defendant Releasees, except for the obligations imposed by the Stipulation in connection with the Settlement.  Moreover, the Final Judgment and Order of Dismissal with Prejudice (“Judgment”), to be entered upon approval of the Settlement, will preclude the filing of any action purporting to litigate the Released Claims against the Individual Defendant Releasees and Kratos Releasees.  Upon the Effective Date, Kratos and the Individual Defendants shall be deemed to have released Plaintiff Releasees from all claims arising out of, based upon or related to the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions and/or the Released Claims, except for the obligations imposed by the Stipulation in connection with the Settlement.  Also upon the Effective Date, each of the Individual Defendants and Plaintiffs, on behalf of themselves and, to the fullest extent permitted by law, on behalf of all Kratos Stockholders, shall be deemed to have released Kratos Releasees from all claims arising out of, based upon or related to the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions and/or the Released Claims, except the Individual Defendants shall not be deemed to have released Kratos from any claims or causes of action for indemnification, including but not limited to insurance indemnification, and/or advancement of attorneys’ fees and expenses.
As part of the Settlement, within five business days from the date on which the Judgment approving the Settlement becomes Final, Plaintiffs’ Counsel, on behalf of State Plaintiffs, shall file a Stipulation of Dismissal with prejudice in the State Action, signed by all parties to the State Action, and request an order dismissing the State Action.  State Plaintiffs shall file and serve notice of any dismissal order within five business dates of entry by the State Court.
As used above, “Effective Date” means the first date by which all the following events and conditions shall have occurred or been met: (1) execution of the Stipulation; (2) entry of the Preliminary Approval Order; (3) entry of the Judgment; (4) payments by Kratos and/or its D&O Insurer(s) in accordance with ¶5.1 of the Stipulation; (5) the Judgment has become Final; and (6) dismissal of the State Action with prejudice  in accordance with ¶8.4 of the Stipulation.
As used above, “Individual Defendant Releasees” means Individual Defendants and each of their past, present, or future directors, officers, employees, partners, insurers, co-insurers, reinsurers, principals, agents, controlling shareholders, attorneys, accountants or auditors, advisors, investment advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, immediate family, and any trusts in which Individual Defendant Releasees, or any of them, are the settlors or which are for the benefit of any Individual Defendant Releasees and/or members of their/his/her immediate family, and any entities in which Individual Defendants, or any of them, have a controlling interest (directly or indirectly).
As used above, “Kratos Releasees,” which does not include Individual Defendant Releasees, means Kratos and each of its past, present, or future directors, officers, employees, partners, insurers, co-insurers, reinsurers, principals, agents, controlling shareholders, attorneys, accountants or auditors, advisors, investment advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, immediate family, and any trusts in which the Kratos Releasees, or any of them, are the settlors or which are for the benefit of any Kratos Releasees and/or members of their/his/her immediate family, and any entities in which Kratos has a controlling interest (directly or indirectly).
As used above, “Plaintiff Releasees” means each of Plaintiffs and each of their past, present, or future directors, officers, employees, partners, insurers, co-insurers, reinsurers, principals, agents, controlling shareholders, attorneys, accountants or auditors, advisors, investment advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, immediate family, and any trust of which any Plaintiff Releasees, or any of them, are the settlors or which is for the benefit of any Plaintiff Releasees and/or members of their/his/her immediate family, and any entity in which Plaintiffs, or any of them, have a controlling interest (directly or indirectly).
As used above, “Released Claims” means any and all claims or causes of action, demands, rights, liabilities, suits, debts, obligations, and causes of action of every nature and description whatsoever, known or unknown (including Unknown Claims as defined herein), contingent or absolute, mature or unmature, discoverable or undiscoverable, whether concealed or hidden asserted derivatively on behalf of Kratos, or that could have been asserted directly by the Settling Parties, derivatively on behalf of Kratos, or by Kratos itself based upon, arising out of, or related to the allegations, facts, transactions, or claims in the Derivative Actions, and any claims in connection with, based upon, or arising out of, or relating to the Settlement.
As used above, “Unknown Claims” means any Released Claims that a Person, including Plaintiffs, may not know or suspect to exist in his, her, or its favor at the time of the release of Kratos and Individual Defendants which, if known by him, her or it, might have affected his, her or its settlement and release, or might have affected his, her, or its decision not to object to the Settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Kratos Stockholders, and Kratos shall waive and by operation of the Judgment shall have waived, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Plaintiffs, Kratos Stockholders, and Kratos shall expressly waive, and by operation of the Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542.  Plaintiffs, Kratos Stockholders, and Kratos may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the Released Claims, but Plaintiffs, Kratos Stockholders, and Kratos shall expressly fully, finally, and forever settle and release and, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or have existed, upon any theory of law, or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts.  Plaintiffs acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

VII.	ATTORNEYS’ FEES AND EXPENSE AWARD
Subject to Court approval and in recognition of the benefits conferred on Kratos as a direct and material factor resulting from the Derivative Actions, Kratos agrees to pay and/or cause its D&O Insurer(s) to pay to Plaintiffs’ Counsel $2,000,000 (collectively, the “Fees and Expenses Payment”).  The agreed-to Fees and Expenses Payment will compensate Plaintiffs’ Counsel for their efforts in achieving the substantial benefits for Kratos as identified above and in the Stipulation and for their risk in undertaking this representation on a contingency basis.

VIII.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events.  Those events include, among other things:  (1) entry of the Judgment by the Court, as provided for in the Stipulation; and (2) expiration of the time to appeal from or alter or amend the Judgment.  If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions in the litigation as of January 5, 2010.

IX.	THE SETTLEMENT HEARING AND YOUR RIGHTS AS SHAREHOLDERS
The Settlement Hearing shall be held before this Court on March 29, 2010 at 2:30 p.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable John A. Houston of the United States District Court for the Southern District of California, 940 Front Street, San Diego, CA 92101 to determine:  (i) whether the proposed Settlement of the litigation as set forth in the Stipulation, should be approved in all respects as fair, just, reasonable, and adequate to, and in the best interests of, Kratos, Kratos Stockholders, and Plaintiffs; (ii) whether the Final Judgment and Order of Dismissal approving the Settlement should be entered; and (iii) whether the agreed-to Fees and Expenses Payment should be awarded to Plaintiffs’ Counsel.  The Settlement Hearing may be continued or adjourned from time to time by the Court at the Settlement Hearing or any continued or adjourned session thereof without further notice.
Should the Settlement be approved by the Court following the Settlement Hearing, the Court will enter a Final Order and Judgment that: (1) approves the Settlement as fair, reasonable and adequate to Kratos and its shareholders; (2) releases and discharges the Individual Defendant Releasees and Kratos Releasees from any and all liability with respect to the Released Claims; and (3) permanently bars and enjoins the institution or prosecution against the Individual Defendant Releasees and Kratos Releasees of any action derivatively asserting or relating in any way to the Released Claims.
Any Current Kratos Stockholder may appear at the Settlement Hearing and be heard as to whether the proposed Settlement should be approved, provided, however, that no such person shall be heard unless, at least fourteen (14) calendar days prior to the Settlement Hearing, such stockholder has:  (1) filed with the Clerk of the Court a written objection to the Settlement setting forth:  (a)  the nature of the objection; (b) proof of ownership of Kratos capital stock through the date of the Settlement Hearing, including the number of shares of Kratos capital stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Kratos Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court:  (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and the subjects of their testimony.  If a Current Kratos Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following thereof:

CLERK
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA
940 FRONT STREET,
SAN DIEGO, CA 92101

ROBBINS UMEDA LLP
BRIAN J. ROBBINS
KEVIN A. SEELY
REBECCA A. PETERSON
DAVID L. MARTIN
600 B Street, Suite 1900
San Diego, CA 92101

FARUQI & FARUQI, LLP
NADEEM FARUQI
DAVID H. LEVENTHAL
369 Lexington Avenue, 10th Floor
New York, NY 10017

Co-Lead Counsel for Plaintiffs

MORRISON & FOERSTER LLP
SEAN T. PROSSER
TYSON E. MARSHALL
12531 High Bluff Drive, Suite 100
San Diego, California  92130

Attorneys for Nominal Defendant WIRELESS FACILITIES, INC.; Individual Defendants THOMAS A. MUNRO, DANIEL STOKELY, ERIC DEMARCO, DAVID A. GARRISON, FRANKIE FARJOOD, DAVID LEE, WILLIAM A. OWENS, BANDEL CARANO, JAMES R. EDWARDS, SCOTT FOX, DEANNA H. LUND, ANDREW M. LEITCH, LAURA SIEGAL, NAOMI D. WHITACRE, GEORGE WOZENCRAFT, and WILLIAM MAZILLY; and Specially Appearing Defendants FARZAD GHASSEMI, GREGORY JACOBSEN, SCOTT I. ANDERSON, SCOT JARVIS, and WILLIAM HOGLUND
Unless otherwise ordered by the Court, any Current Kratos Stockholder who does not make his, her, or its objection or opposition in the manner provided shall be deemed to have waived any and all objections and opposition, and shall be forever foreclosed from making any objection to the fairness, reasonableness, and adequacy of the proposed Settlement, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	EXAMINATION OF PAPERS AND INQUIRES
This Notice contains only a summary of the terms of the proposed Settlement.  For a more detailed statement of the matters involved in this action, reference is made to the pleadings, to the Stipulation and to other papers filed in this action which may be inspected at the Office of the Clerk for the United States District Court for the Southern District of California, 940 Front Street San Diego, CA 92101, during business hours of each business day.  In addition, a copy of the Stipulation may be found at www.kratosdefense.com.
           Inquiries regarding this action should be addressed as follows:

ROBBINS UMEDA LLP
BRIAN J. ROBBINS
KEVIN A. SEELY
REBECCA A. PETERSON
DAVID L. MARTIN
600 B Street, Suite 1900
San Diego, CA  92101

FARUQI & FARUQI, LLP
NADEEM FARUQI
DAVID H. LEVENTHAL
369 Lexington Avenue, 10th Floor
New York, NY 10017
DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

Dated: January 21, 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF CALIFORNIA

1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement of Derivative Claims (“Stipulation”), and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.  A copy of the Stipulation may be found at the websites of Robbins Umeda LLP at www.robbinsumeda.com and the Company's website at www.kratosdefense.com.

2 In September 2008, this Court preliminarily approved settlement of the 2004 Federal Class Action.  In January 2009, the Court granted final approval of the proposed settlement terms, issued its final judgment on the matter, and entered an order dismissing the case with prejudice.

3 Prior to any response by the defendants to the State Action, the matter was stayed (and remains so) by the San Diego Superior Court pending resolution of the Federal Action.

4 In April 2007, purported Kratos stockholder Eamen Hameed filed a federal derivative complaint purportedly on behalf of Kratos and against a subset of the same current and/or former officers and directors named in the Federal and State Actions — Hameed v. Tayebi, No. 07-CV-0680 BTM (RBB) (S.D. Cal.) (the “Hameed Action”).  The Hameed Action arose from Kratos’ March 2007 announcement that it was conducting the internal stock option review and alleged that certain defendants allowed company insiders to backdate stock option grants, so that stock options were priced below fair market value on the day they were actually granted, and that as a result, Kratos’ relevant U.S. Securities and Exchange Commission ("SEC") filings were false and misleading.  On August 18, 2008, Hameed voluntarily dismissed the Hameed Action pursuant to Federal Rule of Civil Procedure 41(a).  Additionally, in November 2007, a consolidated federal class action securities lawsuit — In re Wireless Facilities, Inc. Securities Litigation II, Master File No. 07-CV-00482-BTM (NLS) (S.D. Cal.) (the “2007 Federal Class Action”) — was filed in this Court, alleging that Kratos backdated or springloaded employee stock option grants.  On September 3, 2008, this Court preliminarily approved settlement of the 2007 Federal Class Action.  On December 19, 2008, this Court granted final approval of the proposed settlement terms, issued its final judgment on the matter, and entered an order dismissing the case with prejudice.

5 The CEO will be permitted to serve on the board of directors of not more than one additional company with advance consent of the Nominating and Corporate Governance Committee.  In general, however, the CEO shall devote his or her full energies to running the Company.

CASE NO. 04-CV-1663 JAH (NLS) NOTICE OF PENDENCY AND SETTLEMENT OF DERIVATIVE ACTIONS
sd-499835

Exhibit 99.2

TO: ALL HOLDERS OF KRATOS DEFENSE & SECURITY SOLUTIONS, INC. (F/K/A WIRELESS FACILITIES, INC.) ("KRATOS") CAPITAL STOCK AS OF JANUARY 5, 2010 ("CURRENT KRATOS STOCKHOLDERS").

United States District Court Southern District of California

Case No. 04-CV-1663 JAH (NLS)

IN RE WIRELESS FACILITIES, INC., DERIVATIVE LITIGATION

This Document Relates to: ALL ACTIONS.

SUMMARY NOTICE OF PENDENCY AND SETTLEMENT OF DERIVATIVE ACTIONS

SAN DIEGO, Feb. 5 /PRNewswire/ --

YOU ARE HEREBY NOTIFIED, that the parties to the above derivative action and the stockholder derivative action styled In re Wireless Facilities, Inc. Derivative Litigation, GIC 834253, currently pending in the Superior Court of the State of California, County of San Diego (the "Derivative Actions") have entered into a Stipulation and Agreement of Settlement of Derivative Claims (the "Stipulation") to resolve the issues raised by the Derivative Actions (the "Settlement").

PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the Southern District of California (the "Court"), a hearing (the "Settlement Hearing") shall be held before this Court on March 29, 2010 at 2:30 p.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable John A. Houston of the United States District Court for the Southern District of California, 940 Front Street, San Diego, CA 92101 to determine: (i) whether the proposed Settlement of the litigation as set forth in the Stipulation, should be approved in all respects as fair, just, reasonable, and adequate to, and in the best interests of, Kratos, Kratos Stockholders, and Plaintiffs; (ii) whether the Final Judgment and Order of Dismissal approving the Settlement should be entered; and (iii) whether the agreed-to Fees and Expenses Payment should be awarded to Plaintiffs' Counsel. The Court may adjourn or continue the Settlement Hearing without further notice to Current Kratos Stockholders.

If you are a Kratos Stockholder, your rights to pursue certain derivative claims on behalf of Kratos may be affected by this Settlement.

A detailed Notice of Pendency and Settlement of Derivative Actions describing the Derivative Actions, the proposed Settlement, and the rights of Kratos Stockholders with regard to the Settlement was published as a Company Current Report on Form 8-K on February 5, 2010, and was filed with the United States Securities and Exchange Commission (the "SEC") on that date. If you are a Kratos Stockholder and wish to receive a copy of the detailed Notice, you may obtain a copy by referring to the SEC's website at www.sec.gov. You may also find information concerning the Settlement, including a copy of the Stipulation and the Notice, at the website of Robbins Umeda LLP at www.robbinsumeda.com and at the Company's website at www.kratosdefense.com.

A Current Kratos Stockholder wishing to assert an objection to the Settlement should, no later than March 15, 2010:

(i) file with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Kratos capital stock through the date of the Settlement Hearing, including the number of shares of Kratos capital stock and the date of purchase; and (c) any documentation in support of such objection; and

(ii) if a Current Kratos Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must, in addition to the requirements of subsection (i) above, file with the Clerk of the Court: (a) written notice of such stockholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and the subjects of their testimony; and

(iii) if a Current Kratos Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

CLERK
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA
940 Front Street,
San Diego, CA 92101
ROBBINS UMEDA LLP

BRIAN J. ROBBINS
KEVIN A. SEELY
REBECCA A. PETERSON
DAVID L. MARTIN
600 B Street, Suite 1900
San Diego, CA 92101

FARUQI & FARUQI, LLP
NADEEM FARUQI
DAVID H. LEVENTHAL
369 Lexington Avenue, 10th Floor
New York, NY 10017

Co-Lead Counsel for Plaintiffs

Morrison & Foerster LLP
SEAN T. PROSSER
TYSON E. MARSHALL
12531 High Bluff Drive, Suite 100
San Diego, CA 92130

Attorneys for Nominal Defendant WIRELESS FACILITIES, INC.; Individual Defendants THOMAS A. MUNRO, DANIEL STOKELY, ERIC DEMARCO, DAVID A. GARRISON, FRANKIE FARJOOD, DAVID LEE, WILLIAM A. OWENS, BANDEL CARANO, JAMES R. EDWARDS, SCOTT FOX, DEANNA H. LUND, ANDREW M. LEITCH, LAURA SIEGAL, NAOMI D. WHITACRE, GEORGE WOZENCRAFT, and WILLIAM MAZILLY; and Specially Appearing Defendants FARZAD GHASSEMI, GREGORY JACOBSEN, SCOTT I. ANDERSON, SCOT JARVIS, and WILLIAM HOGLUND

Any Current Kratos Stockholder who does not timely make his, her, or its objection to the Settlement shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed Settlement, and shall otherwise be bound by the judgments to be entered on the releases given.

PLEASE DO NOT TELEPHONE THE COURT OR KRATOS REGARDING THIS NOTICE

SOURCE: Kratos Defense & Security Solutions, Inc.